UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

In connection with the Exchange (as defined below) by Sabre GLBL Inc. (“Sabre GLBL”), a wholly-owned subsidiary of Sabre Corporation (“Sabre”), Sabre GLBL issued approximately $50.1 million in additional aggregate principal amount of its 8.625% Senior Secured Notes due 2027 (the “Additional 2027 Notes”), previously issued on September 7, 2023 in an aggregate principal amount of approximately $853 million (the “Existing 2027 Notes” and, together with the Additional 2027 Notes, the “2027 Notes”).

The Additional 2027 Notes issued in the Exchange form a single series with, and are fungible with, the Existing 2027 Notes. The Additional 2027 Notes have the same terms (except for the issue date) as the Existing 2027 Notes.

The Additional 2027 Notes were issued under the Indenture, dated as of September 7, 2023 (the “Original Indenture”), by and among Sabre GLBL, Sabre Holdings Corporation (“Holdings”) and certain of Sabre GLBL’s subsidiaries, as guarantors (collectively, with Holdings, the “Guarantors”), and Computershare Trust Company, N.A. (“Computershare”), as trustee and collateral agent, as amended and supplemented by a supplemental indenture for the Additional 2027 Notes, dated as of March 7, 2024 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), by and among Sabre GLBL, the Guarantors and Computershare, as trustee and collateral agent.

The description of the Original Indenture and the 2027 Notes is incorporated herein by reference to Item 1.01 of Sabre’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2023.

This description of the Indenture and the 2027 Notes does not purport to be complete and is qualified in its entirety by reference to the Original Indenture, the First Supplemental Indenture and the form of the 2027 Notes, which are attached to this Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

On March 7, 2024, Sabre GLBL exchanged (the “Exchange”) approximately $36.2 million in aggregate principal amount of its 7.375% Senior Secured Notes due 2025 and approximately $7.4 million in aggregate principal amount of its 9.250% Senior Secured Notes due 2025 (collectively, the “Existing Secured Notes”) for (i) approximately $50.1 million in Additional 2027 Notes and (ii) an aggregate of approximately $256,000 in cash, representing accrued and unpaid interest. The Exchange was based on privately negotiated exchange agreements that Sabre GLBL, together with certain of its subsidiaries, had entered into on March 5, 2024, with a limited number of existing holders of Existing Secured Notes.

On March 8, 2024, Sabre issued a press release announcing the Exchange. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of September 7, 2023, by and among Sabre GLBL Inc., the guarantors party thereto, and Computershare Trust Company, N.A. as trustee and collateral agent (incorporated by reference to Exhibit 4.1 of Sabre Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2023).

4.2	First Supplemental Indenture, dated as of March 7, 2024, among Sabre GLBL Inc., each of the guarantors party thereto and Computershare Trust Company, National Association, as trustee and collateral agent.

4.3	Form of 8.625% Senior Secured Notes due 2027 (included in Exhibit 4.1).

99.1	Press Release dated March 8, 2024.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2024

Sabre Corporation

By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Executive Vice President and Chief Financial Officer